Exhibit 99.1

                 Orion HealthCorp Announces Management Changes

     ATLANTA--(BUSINESS WIRE)--Sept. 5, 2007--Orion HealthCorp, Inc. (AMEX: ONH) today announced that Ronald D. Wentling has joined the Company as Director of Business Development and William J. Suffich III will be joining the Company on October 1 as Regional Vice President. The Company also announced that Stephen H. Murdock, the Company's Chief Financial Officer, has resigned, effective September 30, 2007, to pursue another career opportunity. The Company is currently conducting a search for a new Chief Financial Officer.

     Ron Wentling's extensive career in sales covers nearly 30 years, mostly centered in Texas and surrounding states. Prior to joining Orion HealthCorp, he served as Director of Business Development, Radiology, for Per-Se Technologies, a company specializing in business management outsourcing services to physicians and hospitals. Mr. Wentling's prior sales experience also includes serving as Regional Sales Manager for LAB-Interlink as well as Territory Sales/Marketing Clinical Specialist for Masimo Corporation. Mr. Wentling is a Certified Public Accountant and received a Bachelor of Science degree with double majors in Marketing and Accounting as well as an MBA in Finance and Business Administration from Fort Hays Kansas State University.

     In 2001, William J. Suffich III founded and served as Executive Director for Northwest Florida Health Group in Pensacola, Florida. Since opening in early 2002, the multi-specialty group has grown to eight medical staff and three nurse practitioners and has opened two satellite clinics. Mr. Suffich has been responsible for the development of outpatient diagnostic services, including nuclear cardiology, echocardiography, vascular ultrasound and ABI. Prior to forming Northwest Florida Health Group, Mr. Suffich served as Director for Infirmary Health Systems in Mobile, Alabama, where he was responsible for operational management of eight primary care groups and the hospital's sleep center. Mr. Suffich also served as Administrator for Old Shell Orthopaedic Group, P.C., in Mobile, Alabama. Mr. Suffich received a B.A. in Economics from the University of California and an MBA from the University of West Florida.

     In commenting on the management changes, Terrence L. Bauer, Chief Executive Officer of Orion HealthCorp, said, "We have been extremely fortunate to identify and recruit seasoned industry executives with the necessary experience and track record for growth to help take our company to the next level. Ron Wentling's extensive sales experience in medical-related fields, mostly in and around Texas, will be extremely beneficial in his new role as Director of Business Development with responsibility for sales in Texas and the contiguous states. In addition, we are looking forward to having Bill Suffich join our management team and head up our Mobile operations. His experience in growing and developing business for a new company as well as his operating experience and expertise in managing billing systems will be invaluable as he implements our growth strategy for the existing Mobile area and the Gulf Coast region."

     Mr. Bauer further stated, "While we are saddened by Steve Murdock's resignation, we wish him well in the pursuit of his new opportunity with an early stage company, founded by some of Steve's former business partners. Steve has been a valuable and dedicated member of our management team for over five years, and we owe him a debt of gratitude. We have commenced a search and intend to hire a new Chief Financial Officer as quickly as we can."

     In closing, Mr. Bauer added, "We continue to be optimistic about our company's future and our prospects for becoming a leading multi-regional physician billing, collections, practice management and revenue cycle management company. We believe we have the management team in place to successfully execute our business plan, and we look forward to the growth and enhancements that our newest, talented members of our management team will make to our company."

     Orion's mission is to provide superior billing, collections, practice, business and financial management services for physicians, resulting in optimal profitability for its clients and increased enterprise value for its stakeholders. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

     Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics and future growth.

     The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including without limitation, changes in federal or state healthcare laws and regulations and third party payer requirements, changes in costs of supplies, the loss of major customers, increases in labor and employee benefit costs, increases in interest rates on the Company's indebtedness as well as general market conditions, competition and pricing, our ability to hire and retain key personnel, the Company's ability to successfully implement its business strategies and integrate acquisitions, including the expense and impact of any potential acquisitions, and the ability to obtain necessary approvals and financing. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.


     CONTACT: Orion HealthCorp, Inc.
              Terrence L. Bauer, 678-832-1800
              Chief Executive Officer